NUVEEN INVESTMENT TRUST III

AMENDED AND RESTATED DESIGNATION OF SERIES OF

SHARES OF BENEFICIAL INTEREST

WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated August 20, 1998 (the “Declaration”), of Nuveen Investment Trust III, a Massachusetts business trust (the “Trust”), the Trustees of the Trust, on August 20, 1998 established and designated certain series of Shares (as defined in the Declaration) of the Trust by the execution of instruments establishing and designating such series and setting forth the special and relative rights of such series (the “Designation”). Such series was entitled: Nuveen Income Fund;

WHEREAS, the Nuveen Income Fund was terminated on September 27, 2002, by unanimous approval of the Board of Trustees on August 1, 2002;

WHEREAS, the Trustees of the Trust, effective October 7, 2004, amended the Designation to establish and designate the three series of Shares, Nuveen Core Bond Fund, Nuveen High Yield Bond Fund and Nuveen Short Duration Bond Fund;

WHEREAS, the Trustees of the Trust, August 1, 2007, amended the Designation to change the name of the series designated Nuveen Core Bond Fund to Nuveen Multi-Strategy Income Fund;

WHEREAS, the Trustees of the Trust, effective August 10, 2009, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen NWQ Preferred Securities Fund; and

WHEREAS, the Trustees of the Trust, effective August 24, 2009, amended and restated the Designation to terminate one series of Shares, Nuveen NWQ Preferred Securities Fund;

WHEREAS, the Trustees of the Trust, effective December 8, 2009, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Symphony Credit Opportunities Fund;

WHEREAS, the Trustees of the Trust, effective January 29, 2010, amended and restated the Designation to change the name of the series designated Nuveen Multi-Strategy Income Fund to Nuveen Multi-Strategy Core Bond Fund;

WHEREAS, the Trustees of the Trust, effective February 14, 2011, amended and restated the Designation to to establish and designate one additional series of Shares, Nuveen Symphony Floating Rate Income Fund;

WHEREAS, on June 16, 2011 the Board of Trustees of the Trust approved the reorganization of the Nuveen High Yield Bond Fund, Nuveen Multi-Strategy Core Bond Fund and Nuveen Short Duration Bond Fund into the Nuveen High Income Bond Fund, Nuveen Total Return Bond Fund and Nuveen Short Term Bond Fund, respectively, upon approval by the shareholders of each fund; and

WHEREAS, on October 28, 2011 shareholders approved the reorganization of the Nuveen High Yield Bond Fund into the Nuveen High Income Bond Fund, and the reorganization was duly consummated on November 4, 2011;

WHEREAS, on October 28, 2011 shareholders approved the reorganization of the Nuveen Multi-Strategy Core Bond Fund into the Nuveen Total Return Bond Fund, and the reorganization was duly consummated on November 4, 2011;

WHEREAS, on October 28, 2011 shareholders approved the reorganization of the Nuveen Short Duration Bond Fund into the Nuveen Short Term Bond Fund, and the reorganization was duly consummated on November 18, 2011;

WHEREAS, the Board of Trustees of the Trust, effective September 21, 2012, amended and restated the Designation, to establish and designate one additional series of Shares, Nuveen Symphony High Yield Bond Fund;

WHEREAS, the Trustees of the Trust, effective August 7, 2013, amended and restated the Designation, to establish and designate one additional series of Shares, Nuveen Symphony Long/Short Credit Fund;

WHEREAS, the Trustees of the Trust, effective September 18, 2013, amended and restated the Designation, to change the name of the series designated, Nuveen Symphony Long/Short Credit Fund to Nuveen Symphony Dynamic Credit Fund;

WHEREAS, on January 24, 2017, Nuveen Symphony Dynamic Credit Fund was liquidated and terminated as a series of the Trust pursuant to approval by the Trustees at meetings held November 14-16, 2016;

WHEREAS, on May 11, 2018, Nuveen Symphony High Yield Bond Fund was liquidated and terminated as a series of the Trust pursuant to approval by the Trustees at meetings held February 27-March 1, 2018; and

WHEREAS, the Trustees of the Trust, effective August 19, 2019, amended and restated the Designation, to change the name of the series designated, Nuveen Symphony Credit Opportunities Fund to Nuveen Symphony High Yield Income Fund;

WHEREAS, the Trustees of the Trust, effective September 30, 2020, hereby amend and restate the Designation to change the name of the series designated Nuveen Symphony High Yield Income Fund to Nuveen High Yield Income Fund and to change the name of the series designated Nuveen Symphony Floating Rate Income Fund to Nuveen Floating Rate Income Fund;

NOW, THEREFORE, the Trustees of the Trust do hereby amend and restate the Designation as follows:

1.             The following Funds are established and designated:

Nuveen Floating Rate Income Fund

Nuveen High Yield Income Fund

2.             Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of each Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of such Fund, all as provided in Article IV, Sections 2 and 5 of the Declaration. The proceeds of the sale of Shares of such Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.

3.             Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rules, and by the Declaration.

4.             The assets and liabilities of the Trust shall be allocated among each Fund as set forth in Article IV, Section 5 of the Declaration.

5.             The designation of the Fund hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

6.             Subject to the applicable provisions of the 1940 Act and the provisions of Article IV, Sections 2 and 5 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of the Funds designated hereby without any action or consent of the Shareholders.

        IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this   9th day of September 2020.

Jack B. Evans,	William C. Hunter,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ John K. Nelson
Albin F. Moschner,	John K. Nelson,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Margaret L. Wolff
Terence J. Toth,	Margaret L. Wolff,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

Robert L. Young,
as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

        IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 10th   day of September 2020.

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans,	William C. Hunter,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Albin F. Moschner
Albin F. Moschner,	John K. Nelson,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Terence J. Toth
Terence J. Toth,	Margaret L. Wolff,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Robert L. Young
Robert L. Young,
as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

        IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this   14th day of September 2020.

Jack B. Evans,	William C. Hunter,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

Albin F. Moschner,	John K. Nelson,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Judith M. Stockdale
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

Terence J. Toth,	Margaret L. Wolff,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

Robert L. Young,
as Trustee
333 West Wacker Drive
Chicago, Illinois 60606